Exhibit 99.1
Investor Relations Contact:
Calvin Fudge
NEON Systems, Inc.
(281) 491-4200 (U.S.)
calvin.fudge@neonsys.com

NEON SYSTEMS ANNOUNCES FISCAL 2005

THIRD QUARTER FINANCIAL RESULTS

SUGAR LAND, TX (February 14, 2005) — NEON Systems, Inc. (NASDAQ: NEON) today announced financial results for its fiscal year 2005 third quarter ended December 31, 2004. Total revenue for the third quarter of fiscal 2005 was $4.7 million, a 29% increase from $3.6 million in the third quarter of the prior year. License revenue for the third quarter of fiscal 2005 was $2.1 million as compared to $1.2 million in the third quarter of the prior year.   Net loss for the third quarter of fiscal year 2005 was $117,000, or $0.01 per share, compared to a net loss of $308,000, or $0.03 per share, for the corresponding period in the prior year. Operating loss for the third quarter of fiscal 2005 was $197,000 compared to an operating loss of $378,000 for the corresponding period in the prior year.

                For the nine months ended December 31, 2004, total revenue was $12.0 million as compared to $11.4 million for the corresponding period in the prior year. Net income for the nine months ended December 31, 2004 was $284,000 compared to a net loss of $116,000 for the first nine months of fiscal year 2004. Operating loss for the first nine months of fiscal year 2005 was $1.1 million compared to $455,000 for the comparable period in fiscal year 2004.

                On December 14, 2004, NEON announced it had acquired ClientSoft Inc., a privately-held mainframe integration software vendor based in Miami, Florida, known for its leadership in secure, high-performance legacy integration solutions for Microsoft .NET, Java and Web services environments. ClientSoft introduced the industry’s first mainframe Web services solution in December 2001 and is acknowledged by most major industry research firms as the category leader in mainframe Web services.

                “We are pleased, in this release, to highlight license revenue growth and customer adoption of NEON’s new technologies - both internally developed and acquired as a result of the recent InnerAccess and Clientsoft transactions” said Mark Cresswell, President and Chief Executive Officer, NEON Systems. “As our product integration program progresses over the coming months, our customers will begin to realize significant cost and agility benefits from having a single, unified platform for mainframe integration supporting industry leading Web services, Real-time events, direct data access and Web-enablement for legacy screen environments. When combined with NEON’s enhanced professional services capabilities, organizations now have a real, viable alternative to IBM for integrating mainframes with distributed .NET and J2EE application development environments.”

THIRD QUARTER HIGHLIGHTS

•

NEON acquired ClientSoft, a privately-held mainframe integration software company based in Miami, Florida, effective as of December 13, 2004. ClientSoft was acknowledged by most major industry research firms as the category leader in mainframe Web services.

•

NEON reinforced its mainframe Web services business, expanding existing customer deployments as well as adding new customers for Shadow z/Services, such as NCH Marketing, Winterthur Life and Euronederland.

•

NEON added the Canada Revenue Agency as a new customer for Shadow Direct, partnering with BEA Systems to implement a high volume, Two-Phase Commit solution to support the forthcoming eBusiness Computing Infrastructure (eBCI) project.

•

NEON continued to grow its customer base within state and local government, adding the State of Maryland (CICS integration) and the State of Colorado (Web services) as new customers, with additional support provided to the State of Louisiana and State of Connecticut.

NEON’s mainframe Web services solution, Shadow z/Services, was certified with Oracle’s new BPEL Process Manager.

•

NEON received Microsoft Gold Partnership status in conjunction with its acquisition of ClientSoft, further reinforcing its support for mainframe integration with .NET application development environments.

•	NEON’s ability to support zero-latency mainframe integration contributed to the company being accepted into HP’s Real Time Financial Services (RTFS) initiative.

INDUSTRY RECOGNITION

                Two of the leading IT industry research firms, Gartner and Forrester, both have published detailed assessments of NEON’s recent acquisitions in the mainframe integration market, providing an analysis of the market impact, the new unified product set and the potential customer benefits.

                The Gartner research report “First Take: Neon Boosts Mainframe Integration Appeal With ClientSoft Buy”, by Research Director Dale Vecchio, dated December 17, 2004, is available to the public on the Gartner Website at http://www4.gartner.com/resources/125400/125489/neon_boosts_mai.pdf .

                In a newly published report from Forrester Research titled “NEON Systems Scores Big By Acquiring ClientSoft,” Forrester Research Inc., January 28th, 2005, Forrester industry analyst Phil Murphy stated, “NEON Systems’ acquisition of ClientSoft is the most significant announcement of the year in the mainframe connectivity market; its union of complementary products will reset the competitive landscape in 2005.  NEON stands poised to be the de facto choice for companies looking to extend the life of their legacy applications, especially if they want to avoid an all-IBM situation,” added Forrester’s Phil Murphy.

DIRECTOR AND EXECUTIVE APPOINTMENTS

                Effective upon closing of the ClientSoft transaction, NEON’s Board of Directors voted to expand the number of directors on its Board from five to six directors and appointed William W. Wilson III, President and CEO of ClientSoft, to fill the open board seat.  In addition, Robert Evelyn, the former Chief Operating Officer of ClientSoft, joined NEON’s executive management team as NEON’s Senior Vice President of Professional Services and Strategy.

Effective today, NEON announced the promotion of Jerry Paladino to Senior Vice President of Worldwide Sales from his position of Senior Vice President of North American Sales. “Jerry has been responsible for much of the progress within our North American sales organization since he joined NEON in September 2003, and NEON will benefit from the application of his approach across its international channels,” added Cresswell.  NEON also announced the appointment of Wes Young as its new Vice President, North American Sales.  Young is a veteran software industry sales executive with more than 20 years in sales, operations and  management, most recently at PeopleSoft, and previously CrossAccess, and Merant.

CONFERENCE CALL

                NEON’s management team will host a conference call at 4:30 p.m. (EST) on Monday, February 14, 2005 to discuss its fiscal year 2005 third quarter financial results. Domestic participants may reach the conference call by calling (866-206-7203), passcode (647266). International participants should dial (703-639-1113), passcode (647266). All participants may also listen through a link on the Investor Relations page on the NEON Systems website at http://www.neonsys.com/about_us/investor_relations.asp. Please go to the Website at least fifteen minutes prior to the call to register, download and install any necessary audio software. The conference call will be available until February 22, 2005 for replay on NEON Systems’ website at http://www.neonsys.com/about_us/investor_relations.asp or by calling (888-266-2081), passcode (647266) or for international calls (703-925-2533), passcode (647266).

ABOUT NEON SYSTEMS

                NEON Systems, Inc. (NASDAQ: NEON) is a leading provider of enterprise-class mainframe integration solutions, delivering the only unified mainframe integration platform to support the entire range of requirements for modern Service-Oriented Architectures (SOA) and emerging Event-Driven Architectures (EDA). NEON’s Shadow technology is designed to reduce the complexity of mainframe integration allowing large organizations with significant commitment to mainframe systems to streamline incumbent technologies and lower total cost of ownership. NEON’s z/Services and z/Events offerings attack the emerging mainframe Web services and real-time mainframe event-driven markets and are unique in their depth and breadth of support for the requirements of such markets. With extensive mainframe integration expertise, NEON is uniquely qualified to solve the complexities of supporting new business initiatives that must integrate with critical mainframe systems. For more information on the future of mainframe integration, see our website at www.neonsys.com or call 800-505-NEON.

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SAFE HARBOR STATEMENT

                This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby and the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of management, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: development by competitors of new or competitive products or services, the entry into the market by new competitors, the ability to recruit and retain qualified personnel, the ability to retain customers or attract customers from other businesses, the uncertainties of whether new software products and product strategies will be successful, the sufficiency of NEON Systems’ working capital and market and general economic conditions. Please refer to the risk factors described in NEON Systems’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on June 29, 2004 for a detailed description of these risks and others that could cause actual results to differ materially from the forward-looking statements.

The NEON logo, Shadow, Shadow Direct and Shadow Web Server are registered trademarks, and Shadow z/Connect, Shadow z/Events, Shadow z/Services and Shadow z/Studio are trademarks of NEON Systems, Inc. in the USA and in other select countries.  All other trademarks, service marks and product or service names are the property of their respective owners.

NEON SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	DECEMBER 31, 2004	MARCH 31, 2004
	(UNAUDITED)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$13,259	$20,899
Accounts receivable, net	3,709	6,150
Other current assets	980	1,232
Total current assets	17,948	28,281

Property and equipment, net	700	475
Note receivable, net	4,260	7,760
Acquired intangibles, net	8,856	—
Goodwill	8,785	—
Other assets	301	341
Total assets	$40,850	$36,857

LIABILITIES & STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$384	$298
Accrued expenses and other	1,455	2,733
Deferred revenue	6,796	7,540
Total current liabilities	8,635	10,571

Deferred revenue — long term	3,676	931
Accrued expenses — long term	798	898
Total liabilities	13,109	12,400

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value. Authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, $.01 par value. Authorized 30,000,000 shares; 9,371,058 and 8,914,547 shares issued and outstanding at December 31, 2004 and March 31, 2004, respectively	103	98

Additional paid-in capital	54,668	51,696
Treasury Stock, 913,400 shares at cost	(2,649)	(2,649)
Accumulated other comprehensive loss	(398)	(421)
Accumulated deficit	(23,983)	(24,267)
Total stockholders’ equity	27,741	24,457
Commitments and contingencies

Total liabilities and stockholders’ equity	$40,850	$36,857

NEON SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	THREE MONTHS ENDED DECEMBER 31,		NINE MONTHS ENDED DECEMBER 31,
	2004	2003	2004	2003
Revenues:
License	$2,072	$1,157	$4,360	$3,855
Maintenance and services	2,630	2,489	7,668	7,519
Total revenues	4,702	3,646	12,028	11,374

Cost of revenues:
Cost of licenses	246	1	441	84
Cost of maintenance and services	445	342	1,182	1,077
Total cost of revenues	691	343	1,623	1,161

Gross profit	4,011	3,303	10,405	10,213

Operating expenses:
Sales and marketing	2,191	1,471	5,432	4,483
Research and development	1,279	1,097	3,557	3,391
General and administrative	738	1,113	2,541	2,794
Total operating expenses	4,208	3,681	11,530	10,668

Operating loss	(197)	(378)	(1,125)	(455)

Gain on sale of notes receivable	—	—	1,215	—
Interest and other income, net	80	60	194	231
Income (loss) from continuing operations before income taxes	(117)	(318)	284	(224)

Provision for income taxes	—	—	—	—
Income (loss) from continuing operations	(117)	(318)	284	(224)
Income from discontinued operations, net	—	10	—	108
Net income (loss)	$(117)	$(308)	$284	$(116)

Earnings (loss) per common share —Basic:
Income (loss) from continuing operations	$(0.01)	$(0.03)	$0.03	$(0.02)
Income from discontinued operations, net	—	—	—	0.01
Net income (loss)	$(0.01)	$(0.03)	$0.03	$(0.01)

Earnings (loss) per common share —Diluted:
Income (loss) from continuing operations	$(0.01)	$(0.03)	$0.03	$(0.02)
Income from discontinued operations, net	—	—	—	0.01
Net income (loss)	$(0.01)	$(0.03)	$0.03	$(0.01)

Weighted average shares outstanding:
Basic	9,350	8,876	9,179	8,839
Diluted	9,350	8,876	9,332	8,839